Exhibit 99.1

Eisner LLP letterhead

May 29, 2003

Penthouse International, Inc.
11 Penn Plaza
New York, N.Y. 10001

Attention:	Board of Directors Mr. Robert C. Guccione, Chairman of the Board

This is to advise you that, effective May 29, 2003, Eisner LLP hereby resigns as auditors of Penthouse International, Inc.

It has come to our attention that Penthouse International, Inc. (“PHI”) has recently filed its Form 10-Q including its condensed interim financial statements for the three month period ended March 31, 2003. Such filing did not specify that those financial statements were not reviewed by our firm or by other independent certified public accountants. In addition, PHI requested us to consider the accounting treatment regarding a specific transaction in which we presented PHI with our preliminary view. It appears that PHI’s financial statements in the Form 10-Q filing, applied an accounting treatment contrary to our preliminary view. Such view, however, was tentative since we did not review the aforementioned March 31, 2003 financial statements.

Very truly yours,

/s/ Eisner LLP

Eisner LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 9-5 450 Fifth Street, N.W. Washington, D.C. 20549

cc:	Mr. S. Gross Mr. William Vazoulas